Exhibit 21.1

Independence Realty Trust, Inc.

Subsidiaries

Entity Name	Domestic Jurisdiction	DBA Names
Bayview Club Apartments Indiana, LLC	Delaware
Bennington Pond LLC	Ohio
Bennington Pond Managing Member, LLC	Delaware
Bridgeview Apartments, LLC	Florida
Brookside CRA-B1, LLC	Delaware
Brunswick Point North Carolina, LLC	Delaware
BSF-Arbors River Oaks	Florida
BSF Lakeshore, LLC	Florida
BSF Trails, LLC	Florida
Chelsea Square Apartments Holding Company, LLC	Ohio
Cherry Grove South Carolina, LLC	Delaware
Creekside Corners Georgia, LLC	Delaware
Fox Partners, LLC	Texas
Haverford Place Apartments Owner, LLC	Delaware
HPI Collier Park LLC	Delaware
HPI Hartshire LLC	Delaware
HPI Kensington Commons LLC	Delaware
HPI Riverchase LLC	Delaware
HPI Schirm Farms LLC	Delaware
Independence Realty Operating Partnership, LP	Delaware
Iron Rock Ranch Apartments Owner, LLC	Delaware
IRT Arbors Apartments Owner, LLC	Delaware
IR TS Op Co, LLC	Delaware
IRT Carrington Apartments Owner, LLC	Delaware
IRT Crestmont Apartments Georgia, LLC	Delaware
IRT Eagle Ridge Apartments Member, LLC	Delaware
IRT Eagle Ridge Apartments Owner, LLC	Delaware
IRT Global, LLC	Florida
IRT Lenoxplace Apartments Owner, LLC	Delaware
IRT Limited Partner, LLC	Delaware
IRT Live Oak Trace Louisiana, LLC	Delaware
IRT Management, LLC	Delaware
IRT OKC Portfolio Owner, LLC	Delaware
IRT OKC Portfolio Member, LLC	Delaware
IRT Renovations, LLC	Delaware
IRT Runaway Bay Apartments, LLC	Delaware
IRT Stonebridge Crossing Apartments Owner, LLC	Delaware
IRT UPREIT Lender, LP	Delaware
IRT UPREIT Lender Limited Partner, LLC	Delaware
IRT Walnut Hill Apartments Owner, LLC	Delaware
IRT Waterford Landing Apartments, LLC	Delaware
Jamestown CRA-B1, LLC	Delaware
JLC/BUSF Associates, LLC	Delaware
Kentucky TRS, LLC	Delaware
Kings Landing LLC	Delaware
Lakes of Northdale Apartments LLC	Delaware
Lucerne Apartments Tampa, LLC	Florida
Meadows CRA-B1, LLC	Delaware
Merce Partners, LLC	Texas
Millenia 700, LLC	Delaware
Oxmoor CRA-B1, LLC	Delaware
Pointe at Canyon Ridge, LLC	Georgia
Prospect Park CRA-B1, LLC	Delaware
South Terrace Apartments North Carolina, LLC	Delaware	The Village at Auburn
SPG Avalon Apts LLC	Ohio
Stonebridge at the Ranch Apartments Owner, LLC	Delaware

Entity Name	Domestic Jurisdiction	DBA Names
Tides at Calabash North Carolina, LLC	Delaware
Tides Land North Carolina, LLC	Delaware
TS Aventine, LLC	Delaware
TS Big Creek, LLC	Delaware
TS Brier Creek, LLC	Delaware
TS Craig Ranch, LLC	Delaware
TS Creekstone, LLC	Delaware
TS GooseCreek, LLC	Delaware
TS Manager, LLC	Florida
TS Miller Creek, LLC	Delaware
TS New Bern, LLC	Delaware
TS Talison Row, LLC	Delaware
TS Vintage, LLC	Delaware
TS Westmont, LLC	Delaware
Wake Forest Apartments, LLC	Delaware